SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 1, 2001

FIRSTWAVE TECHNOLOGIES, INC.

GEORGIA
(State of Incorporation)

0-21202
(Commission File Number)

58-1588291
(IRS Employer Identification Number)

2859 Paces Ferry Road, Suite 1000
Atlanta, GA 30339
(Address of principal executive offices)

770-431-1200
(Telephone Number of Registrant)

Item 4. Changes in Registrant’s Certifying Accountants
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Letter of PricewaterhouseCoopers LLP

Item 4. Changes in Registrant’s Certifying Accountants

     (a)  On October 1, 2001, the Audit Committee of the Board of Directors of Firstwave Technologies, Inc. (the “Company”) approved the engagement of Cherry, Bekaert & Holland as the Company’s independent accountants for the fiscal year ending December 31, 2001, and dismissed PricewaterhouseCoopers LLP.

     (b)  There were no disagreements with PricewaterhouseCoopers LLP within the meaning of Instruction 4 of Item 304 of Regulation S-K as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2000 and December 31, 1999, or for any subsequent interim period through October 1, 2001, which disagreements if not resolved to its satisfaction would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in their report on the Company’s consolidated financial statements for such years.

     (c)  The reports of PricewaterhouseCoopers LLP on the Company’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion nor were such reports qualified as to audit scope or accounting principles. The report of PricewaterhouseCoopers LLP on the Company’s consolidated financial statements for the fiscal year ending December 31, 2000 included an explanatory paragraph relating to the Company’s ability to continue as a going concern.

     (d)  The Company has provided PricewaterhouseCoopers LLP with a copy of the preceding disclosures made in response to Item 304(a) of Regulation S-K and has requested that PricewaterhouseCoopers LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein. A copy of such letter is included as Exhibit 16.1 to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 16.1. Letter of PricewaterhouseCoopers LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTWAVE TECHNOLOGIES, INC.

DATE:	October 5, 2001	/s/ Judith A. Vitale

Judith A. Vitale

Vice President of Finance and Administration

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